Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "WORLDS ONLINE INC.", CHANGING ITS NAME FROM "WORLDS ONLINE INC." TO "MARIMED INC.", FILED IN THIS OFFICE ON THE TWENTY-FIFTH DAY OF APRIL, A.D. 2017, AT 12:23 O`CLOCK P.M.

AND I DO HEREBY FURTHER CERTIFY THAT THE EFFECTIVE DATE OF THE AFORESAID CERTIFICATE OF AMENDMENT IS THE FIRST DAY OF MAY, A.D. 2017.

A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

Jeffrey W. Bullock, Secretary of State

4931664 8100
SR# 20172777836

Authentication: 202431980
Date: 04-25-17

State of Delaware
Secretary of State
Division of Corporations
Delivered 12:23 PM 04/25/2017
FILED 12:23 PM 04/25/2017
SR 20172777836 - File Number 4931664

CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF INCORPORATION
OF
WORLDS ONLINE INC.

It is hereby certified that:

1. The name of the corporation (hereinafter called the "corporation") is Worlds Online Inc.

2. The certificate of incorporation of the corporation is hereby amended by striking out Article FIRST thereof and by substituting in lieu of said Article the following new Article:

> "FIRST: The name of the corporation (hereinafter called the "Corporation") is MariMed Inc."

3. The amendment of the certificate of incorporation herein certified has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

4. The amendment shall be effective on May 1, 2017.

Signed on this 25th day of April, 2017.

/s/ THOM KIDRIN
Thom Kidrin, President and CEO